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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

      Each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, JAMES L. HAMBRICK, CHARLES P. COOLEY and LESLIE M. REYNOLDS as his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of The Lubrizol Corporation, an Ohio corporation, to the Registration Statement on Form S-3 pertaining to the universal shelf registration of up to $2.0 billion in aggregate amount of securities, including any and all amendments or modifications to such registration statement to be filed with the Securities and Exchange Commission, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

      In witness whereof, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute but one and the same instrument, has been signed as of July 21, 2004.

/s/ W. Scott Emerick                  Corporate Controller
------------------------------        (Principal Accounting Officer)
W. SCOTT EMERICK